DraftKings Reports Third Quarter 2025 Results

Boston, MA – November 6, 2025 — DraftKings Inc. (Nasdaq: DKNG) (“DraftKings” or the “Company”) today announced its third quarter 2025 financial results. The Company also posted a third quarter 2025 business update and a slide presentation on the Investor Relations section of its website at investors.draftkings.com.

Third Quarter 2025 Highlights
For the three months ended September 30, 2025, DraftKings reported revenue of $1,144 million, an increase of $49 million, or 4%, compared to $1,095 million during the same period in 2024. The increase in the Company’s third quarter 2025 revenue was driven by continued healthy customer engagement, efficient acquisition of new customers, and higher structural Sportsbook hold percentage, partially offset by customer-friendly sport outcomes. Adjusting for sport outcome impacts across periods, third quarter 2025 revenue growth was strong. In October, Sportsbook Handle increased 17% year-over-year.

“This is the most bullish I have ever felt about our future,” said Jason Robins, DraftKings’ Chief Executive Officer and Co-founder. “Underlying growth in the business is accelerating and we are excited to launch DraftKings Predictions in the coming months, which we view as a significant incremental opportunity.”

“With handle growth accelerating and parlay handle mix continuing to increase, we are excited about the trajectory of our Free Cash Flow,” said Alan Ellingson, DraftKings’ Chief Financial Officer. “We continue to focus on maximizing shareholder returns and are pleased to announce that our board authorized an increase in our share repurchase program from $1.0 billion to $2.0 billion.”

Continued Customer Retention, Acquisition, and Engagement
•Monthly Unique Payers (“MUPs”) increased approximately 2% to 3.6 million average monthly unique paying customers in the third quarter of 2025 compared to the third quarter of 2024. This increase reflects strong unique payer retention and acquisition across DraftKings’ Sportsbook and iGaming product offerings. Excluding Jackpocket, MUPs increased by 6% compared to the third quarter of 2024.

•Average Revenue per MUP (“ARPMUP”) increased to $106 in the third quarter of 2025, representing a 3% increase compared to the same period in 2024. The increase was primarily due to increased revenue in iGaming as well as structural improvement in our Sportsbook hold percentage, partially offset by customer-friendly sport outcomes for Sportsbook.

•Detailed financial data and other operational information for the third quarter of 2025 is available in the financial statements set forth below under the caption “Financial and Operational Results.”

Fiscal Year 2025 Guidance
•DraftKings is revising its fiscal year 2025 revenue guidance. The Company now expects fiscal year 2025 revenue of $5.9 billion to $6.1 billion. The Company’s updated guidance range equates to year-over-year growth of 24% to 28% based on the Company’s fiscal year 2024 revenue.

•DraftKings is revising its fiscal year 2025 Adjusted EBITDA guidance. The Company now expects fiscal year 2025 Adjusted EBITDA of $450 million to $550 million.

•The Company's guidance includes anticipated financial impacts from DraftKings launching mobile sports betting in Missouri later this year.

•The Company's guidance for fiscal year 2025 now includes the expected launch of DraftKings Predictions in the coming months, pending licensure.

Mobile Sports Betting and iGaming Footprint
•DraftKings is live with mobile sports betting in 25 states and Washington, D.C., which collectively represent approximately 49% of the U.S. population. DraftKings expects to launch its Sportsbook product in Missouri pending market access, licensure, regulatory approvals, and contractual approvals where applicable.

•DraftKings is also live with iGaming in 5 states, which collectively represent approximately 11% of the U.S. population.

•DraftKings is live with its Sportsbook and iGaming products in Ontario, Canada, which represents approximately 40% of Canada’s population.
Webcast and Conference Call Details
As previously announced, DraftKings will host a conference call and audio webcast tomorrow, Friday, November 7, 2025, from 8:30 a.m. to 9:15 a.m. ET, during which management will discuss the Company’s results and provide commentary on business performance. A question-and-answer session will follow the prepared remarks.

To listen to the audio webcast and live question and answer session, please visit DraftKings’ investor relations website at investors.draftkings.com. A live audio webcast of the earnings conference call will be available on the Company’s website at investors.draftkings.com, along with a copy of this earnings press release, the Company’s Quarterly Report on Form 10-Q, a third quarter 2025 business update and a slide presentation. The audio webcast will be available on the Company’s investor relations website until 11:59 p.m. ET on December 31, 2025.

Financial and Operational Results
DraftKings’ third quarter 2025 financial results, as well as the financial results for each comparative period, and certain operational results are presented below:

DRAFTKINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value)

	September 30, 2025
	(Unaudited)	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,228,275	$788,287
Restricted cash	4,593	16,499
Cash reserved for users	475,319	525,407
Receivables reserved for users	55,917	62,542
Accounts receivable	65,555	57,839
Prepaid expenses and other current assets	115,370	83,187
Total current assets	1,945,029	1,533,761
Property and equipment, net	52,091	50,550
Intangible assets, net	861,041	933,121
Goodwill	1,555,116	1,555,116
Operating lease right-of-use assets	66,103	74,917
Equity method investments	19,388	13,200
Deposits and other non-current assets	125,467	123,060
Total assets	$4,624,235	$4,283,725

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$711,386	$661,245
Liabilities to users	1,022,352	979,453
Operating lease liabilities, current portion	11,464	10,993
Other current liabilities	31,130	3,300
Total current liabilities	1,776,332	1,654,991
Convertible notes, net of issuance costs	1,258,424	1,256,429
Term B Loan, net of issuance costs	577,522	—
Operating lease liabilities	59,181	67,660
Warrant liabilities	7,367	22,033
Long-term income tax liabilities	88,043	76,375
Other long-term liabilities	125,080	195,611
Total liabilities	$3,891,949	$3,273,099

Stockholders’ equity:
Class A common stock, $0.0001 par value; 900,000 shares authorized as of September 30, 2025 and December 31, 2024; 523,310 and 504,722 shares issued and 496,503 and 489,071 outstanding as of September 30, 2025 and December 31, 2024, respectively	$48	$48
Class B common stock, $0.0001 par value; 900,000 shares authorized as of September 30, 2025 and December 31, 2024; 393,014 shares issued and outstanding as of September 30, 2025 and December 31, 2024	39	39
Treasury stock, at cost; 26,807 and 15,651 shares as of September 30, 2025 and December 31, 2024, respectively	(1,010,579)	(563,146)
Additional paid-in capital	8,280,234	7,978,425
Accumulated deficit	(6,573,944)	(6,441,228)
Accumulated other comprehensive income	36,488	36,488
Total stockholders’ equity	$732,286	$1,010,626
Total liabilities and stockholders’ equity	$4,624,235	$4,283,725

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$1,144,019	$1,095,490	$4,065,332	$3,374,927
Cost of revenue	784,079	742,434	2,482,441	2,115,917
Sales and marketing	360,370	339,943	937,237	896,318
Product and technology	114,680	103,581	326,357	285,051
General and administrative	156,780	208,126	486,874	547,461
Income (loss) from operations	(271,890)	(298,594)	(167,577)	(469,820)
Other income (expense):
Interest income (expense), net	(19,573)	8,328	(14,513)	36,280
Gain (loss) on remeasurement of warrant liabilities	4,233	21	877	(8,282)
Other gain (loss), net	16,720	(4,620)	41,201	(5,801)
Income (loss) before income tax and equity method investments	(270,510)	(294,865)	(140,012)	(447,623)
Income tax provision (benefit)	(12,065)	(1,287)	(5,875)	(75,208)
(Gain) loss from equity method investments	(1,657)	110	(1,421)	19
Net income (loss) attributable to common stockholders	$(256,788)	$(293,688)	$(132,716)	$(372,434)

Earnings (loss) per share attributable to common stockholders:
Basic and diluted	$(0.52)	$(0.60)	$(0.27)	$(0.78)

DRAFTKINGS INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Adjusted EBITDA	$(126,488)	$(58,504)	$276,785	$91,853
Adjusted Earnings (Loss) Per Share	$(0.26)	$(0.17)	$0.27	$0.09

DRAFTKINGS INC.
REVENUE DISAGGREGATION
(Unaudited)
(Amounts in thousands, except percentages)

	Three Months Ended September 30,
(amounts in thousands)	2025	2024	$ Change	% Change
Sportsbook Handle	$11,402,405	$10,365,068	$1,037,337	10.0%
Sportsbook Revenue	596,119	656,920	(60,801)	(9.3)%
Sportsbook Net Revenue Margin	5.2%	6.3%	N/A	N/A

Sportsbook Revenue	$596,119	$656,920	$(60,801)	(9.3)%
iGaming Revenue	451,300	361,460	89,840	24.9%
Other Revenue	96,600	77,110	19,490	25.3%
Total Revenue	$1,144,019	$1,095,490	$48,529	4.4%

	Nine Months Ended September 30,
(amounts in thousands)	2025	2024	$ Change	% Change
Sportsbook Handle	$36,757,637	$33,159,506	$3,598,131	10.9%
Sportsbook Revenue	2,475,948	2,077,863	398,085	19.2%
Sportsbook Net Revenue Margin	6.7%	6.3%	N/A	N/A

Sportsbook Revenue	$2,475,948	$2,077,863	$398,085	19.2%
iGaming Revenue	1,304,431	1,082,009	222,422	20.6%
Other Revenue	284,953	215,055	69,898	32.5%
Total Revenue	$4,065,332	$3,374,927	$690,405	20.5%

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash Flows from Operating Activities:
Net income (loss) attributable to common stockholders	$(132,716)	$(372,434)
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	201,486	204,755
Non-cash interest (income) expense, net	1,658	27
Stock-based compensation	236,020	271,307
(Gain) loss on remeasurement of warrant liabilities	(877)	8,282
(Gain) loss from equity method investment	(1,421)	19
Loss on sale of Vegas Sports Information Network, LLC	—	5,817
Deferred income taxes	(3,521)	(80,604)
Other non-cash (gain) loss, net	(34,908)	4,632
Change in operating assets and liabilities, net of effect of acquisitions:
Receivables reserved for users	6,625	(30,955)
Accounts receivable	(17,673)	(13,792)
Prepaid expenses and other current assets	(31,722)	(20,704)
Deposits and other non-current assets	3,489	446
Accounts payable and accrued expenses	54,988	44,780
Liabilities to users	42,899	61,839
Long-term income tax liability	11,668	1,025
Other long-term liabilities	6,387	8,138
Net cash flows provided by (used in) operating activities	$342,382	$92,578
Cash Flows from Investing Activities:
Purchases of property and equipment	(11,396)	(8,148)
Cash paid for internally developed software costs	(93,432)	(71,059)
Cash paid for gaming market access and licenses	(4,343)	(14,820)
Cash paid for acquisitions, net of cash acquired	—	(392,501)
Other investing activities	(6,938)	(1,656)
Net cash flows provided by (used in) investing activities	$(116,109)	$(488,184)
Cash Flows from Financing Activities:
Proceeds from Term B Loan, net	588,116	—
Repayment of Term B Loan principal	(3,000)	—
Purchase of treasury stock for RSU withholding	(133,480)	(78,170)
Purchase of treasury stock under Stock Repurchase Program	(313,953)	—
Proceeds from exercise of stock options	9,231	6,798
Proceeds from shares issued under Employee Stock Purchase Plan	6,900	—
Other financing activities	(2,093)	—
Net cash flows provided by (used in) financing activities	$151,721	$(71,372)
Net increase (decrease) in cash and cash equivalents, restricted cash, and cash reserved for users	377,994	(466,978)
Cash and cash equivalents, restricted cash, and cash reserved for users at the beginning of period	1,330,193	1,623,493
Cash and cash equivalents, restricted cash, and cash reserved for users at the end of period	$1,708,187	$1,156,515

Disclosure of cash and cash equivalents, restricted cash, and cash reserved for users
Cash and cash equivalents	$1,228,275	$877,822
Restricted cash	4,593	13,807
Cash reserved for users	475,319	264,886
Cash and cash equivalents, restricted cash, and cash reserved for users at the end of period	$1,708,187	$1,156,515

Supplemental Disclosure of Noncash Investing and Financing Activities:
Investing activities included in accounts payable and accrued expenses	$2,959	$1,788
Equity consideration issued in connection with acquisitions	$—	$331,557
Decrease of warrant liabilities from cashless exercise of warrants	$13,790	$46,416
Shares issued for contingent consideration	$4,962	$—
Stock-based compensation capitalized to internally developed software costs	$17,466	$13,461
Supplemental Disclosure of Cash Activities:
(Decrease) increase in cash reserved for users	$(50,088)	$(76,404)
Cash paid for interest	$18,630	$—

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA, Adjusted Earnings (Loss) Per Share and Free Cash Flow, which are non-GAAP financial measures that DraftKings uses to supplement its results presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes Adjusted EBITDA, Adjusted Earnings (Loss) Per Share and Free Cash Flow are useful in evaluating its operating performance, similar to measures reported by its publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA, Adjusted Earnings (Loss) Per Share and Free Cash Flow are not intended to be substitutes for any GAAP financial measures, and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

DraftKings defines and calculates Adjusted EBITDA as net income (loss) before the impact of interest income or expense (net), income tax provision or benefit, and depreciation and amortization, and further adjusted for the following items: stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings defines and calculates Adjusted Earnings (Loss) Per Share as basic earnings (loss) per share attributable to common stockholders before the impact of amortization of acquired intangible assets; stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; other non-recurring and non-operating costs or income; and the tax impact of adjusting items, as described in the reconciliation below.

DraftKings defines and calculates Free Cash Flow as Adjusted EBITDA less investments into property and equipment and capitalized software, adjusted for sources or uses of cash from changes in net working capital and sources or uses of cash from net cash interest, and less corporate cash taxes paid.

DraftKings includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA, Adjusted Earnings (Loss) Per Share and Free Cash Flow exclude certain expenses that are required in accordance with GAAP because they are non-recurring items (for example, in the case of transaction-related costs and advocacy and other related legal expenses), non-cash expenditures (for example, in the case of amortization of acquired intangible assets, depreciation and amortization, remeasurement of warrant liabilities and stock-based compensation), or non-operating items which are not related to the Company’s underlying business performance (for example, in the case of interest income and expense and litigation, settlement and related costs).

The unaudited table below presents the Company’s Adjusted EBITDA reconciled to its net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts in thousands)	2025	2024	2025	2024
Net income (loss)	$(256,788)	$(293,688)	$(132,716)	$(372,434)
Adjusted for:
Depreciation and amortization (1)	66,071	89,952	201,486	204,755
Interest expense (income), net	19,573	(8,328)	14,513	(36,280)
Income tax provision (benefit)	(12,065)	(1,287)	(5,875)	(75,208)
Stock-based compensation (2)	72,473	87,552	236,020	271,307
Transaction-related costs (3)	6,860	840	6,860	24,333
Litigation, settlement, and related costs (4)	—	20,448	—	40,572
Advocacy and other related legal expenses (5)	—	6,018	—	6,303
(Gain) loss on remeasurement of warrant liabilities	(4,233)	(21)	(877)	8,282
Other non-recurring costs and non-operating (income) costs (6)	(18,379)	40,010	(42,626)	20,223
Adjusted EBITDA	$(126,488)	$(58,504)	$276,785	$91,853

(1)The amounts include the amortization of acquired intangible assets of $33.9 million and $55.5 million for the three months ended September 30, 2025 and 2024, respectively, and $113.0 million and $121.2 million for the nine months ended September 30, 2025 and 2024, respectively.
(2)Reflects stock-based compensation expenses resulting from the issuance of awards under incentive plans.
(3)Includes capital markets advisory, consulting, accounting and legal expenses related to the evaluation, negotiation, and consummation of transactions and offerings that are under consideration, pending, or completed, as well as integration costs related to acquisitions.
(4)Primarily includes external legal costs related to litigation and litigation settlement costs deemed unrelated to our ordinary-course business operations.
(5)Reflects non-recurring and non-ordinary course costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate certain product offerings and are actively seeking licensure, or similar approval, for those product offerings. This adjustment excludes (i) costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate that are incurred in the ordinary course of business and (ii) costs relating to advocacy efforts and other legal expenses incurred in jurisdictions where related legislation has been passed and we currently operate.
(6)Primarily includes the change in fair value of certain assets and liabilities, including contingent consideration, as well as our equity method share of investee’s gains and losses and other costs relating to non-recurring and non-operating items. For the three and nine months ended September 30, 2024, this amount also includes $27.8 million in expense related to the discontinuance of our Reignmakers product offering, $7.5 million in expenses related to the termination of a market access agreement, and a $5.8 million loss on the sale of Vegas Sports Information Network, LLC. For the nine month period ended September 30, 2024, these costs are offset by $20.9 million related to gaming tax credits as a result of audits and appeals related to prior periods.

The unaudited table below presents the Company’s Adjusted Earnings (Loss) Per Share reconciled to its basic earnings (loss) per share attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Basic earnings (loss) per share attributable to common stockholders	$(0.52)	$(0.60)	$(0.27)	$(0.78)
Adjusted for:
Amortization of acquired intangible assets (1)	0.07	0.11	0.23	0.25
Discrete tax benefit attributed to the acquisition of Jackpocket Inc.(2)	—	—	—	(0.16)
Stock-based compensation (3)	0.15	0.18	0.48	0.57
Transaction-related costs (4)	0.01	0.00	0.01	0.05
Litigation, settlement, and related costs (5)	—	0.04	—	0.08
Advocacy and other related legal expenses (6)	—	0.01	—	0.01
(Gain) loss on remeasurement of warrant liabilities	(0.01)	0.00	0.00	0.02
Other non-recurring and non-operating costs (income)	(0.03)	0.08	(0.08)	0.04
Tax impact of adjusting items (7)	0.07	—	(0.09)	—
Adjusted Earnings (Loss) Per Share*	$(0.26)	$(0.17)	$0.27	$0.09
_____________
*    Weighted average number of shares used to calculate Adjusted Earnings (Loss) Per Share for the three months ended September 30, 2025 and 2024 was 496.6 million and 486.2 million, respectively, and 495.5 million and 480.0 million for the nine months ended September 30, 2025 and 2024, respectively; totals may not add due to rounding.

(1)The amounts include the amortization of acquired intangible assets of $33.9 million and $55.5 million for the three months ended September 30, 2025 and 2024, respectively, and $113.0 million and $121.2 million for the nine months ended September 30, 2025 and 2024, respectively.
(2)The Company recorded a discrete income tax benefit of $75.8 million during the second quarter of 2024 which was attributable to non-recurring partial releases of the Company's U.S. valuation allowance as a result of the purchase accounting for Jackpocket.
(3)Reflects stock-based compensation expenses resulting from the issuance of awards under incentive plans.
(4)Includes capital markets advisory, consulting, accounting and legal expenses related to the evaluation, negotiation, and consummation of transactions and offerings that are under consideration, pending, or completed, as well as integration costs related to acquisitions.
(5)Primarily includes external legal costs related to litigation and litigation settlement costs deemed unrelated to our ordinary-course business operations.
(6)Reflects non-recurring and non-ordinary course costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate certain product offerings and are actively seeking licensure, or similar approval, for those product offerings. This adjustment excludes (i) costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate that are incurred in the ordinary course of business and (ii) costs relating to advocacy efforts and other legal expenses incurred in jurisdictions where related legislation has been passed and we currently operate.
(7)Beginning in the first quarter of 2025, the Company began applying an estimated non-GAAP effective tax rate, which is 23% as of the third quarter of 2025. The non-GAAP effective tax rate reflects the non-GAAP tax provision commensurate with the Company’s level of non-GAAP profitability, which was determined after adjusting for the non-GAAP adjustments presented above and excluding the impact of changes in the valuation allowance.

Information reconciling forward-looking fiscal year 2025 Adjusted EBITDA guidance to its most directly comparable GAAP financial measure, net income (loss), is unavailable to DraftKings without unreasonable effort due to, among other things, certain items required for such reconciliations being outside of DraftKings’ control and/or not being able to be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income, and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. DraftKings provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, the Company cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. DraftKings provides a forecast for Adjusted EBITDA because it believes that Adjusted EBITDA, when viewed with DraftKings’ results calculated in accordance with GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities or as an indicator of operating performance or liquidity.

About DraftKings

DraftKings Inc. is a digital sports entertainment and gaming company created to be the Ultimate Host and fuel the competitive spirit of sports fans with products that range across daily fantasy, regulated gaming, and digital media. Headquartered in Boston and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings’ mission is to make life more exciting by responsibly creating the world’s favorite real-money games and betting experiences. DraftKings Sportsbook is live with mobile and/or retail sports betting operations pursuant to regulations in 28 states, Washington, D.C., and in Ontario, Canada. The Company operates iGaming pursuant to regulations in five states and in Ontario, Canada under its DraftKings brand and pursuant to regulations in four states under its Golden Nugget Online Gaming brand. DraftKings also owns Jackpocket, the leading digital lottery courier app in the United States. DraftKings’ daily fantasy sports product is available in 44 states, the District of Columbia, and certain Canadian provinces. DraftKings is both an official sports betting and daily fantasy partner of the NFL, NHL, PGA TOUR, WNBA and UFC, as well as an official daily fantasy partner of NASCAR, an official sports betting partner of the NBA and an authorized gaming operator of MLB. In addition, DraftKings owns and operates DraftKings Network a multi-platform content ecosystem. DraftKings is committed to being a responsible steward of this new era in real-money gaming by developing and promoting educational information and tools to help all players enjoy our games responsibly.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements about the Company and its industry that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding guidance, DraftKings’ future results of operations or financial condition, strategic plans and focus, user growth and engagement, product initiatives, and the objectives and expectations of management for future operations (including launches in new jurisdictions and the expected timing thereof), are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “confident,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “poised,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions, or by statements of vision, strategy or outlook. DraftKings cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. DraftKings has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends, including the current macroeconomic environment, that it believes may affect its business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control and that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to, DraftKings’ ability to manage growth; DraftKings’ ability to execute its business plan and meet its projections; potential litigation involving DraftKings; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for DraftKings’ products and services; economic and market conditions in the media, entertainment, gaming, and software industries in the markets in which DraftKings operates; market and global conditions and economic factors, as well as the potential impact of general economic conditions, and the potential impact of new and existing laws, regulations, or policies, including those relating to tariffs, import/export, or trade restrictions, inflation, rising interest rates and instability in the banking system, on DraftKings’ liquidity, operations and personnel, as well as the risks, uncertainties, and other factors described in “Risk Factors” in DraftKings’ filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that DraftKings makes from time to time with the SEC. The forward-looking statements contained herein are based on management’s current expectations and beliefs and speak only as of the date hereof, and DraftKings makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations, except as required by law.

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